                                                                       EXHIBIT 5


               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]


                                                                     FILE NUMBER
                                                                          800727


                                 July 12, 1996


American General Hospitality Corporation
Attn:  Steven D. Jorns, President
Suite 300
3860 West Northwest Highway
Dallas, Texas  75220

          Re:  American General Hospitality Corporation:
               Registration Statement on Form S-8
               -----------------------------------------

Ladies and Gentlemen:

          We have acted as Maryland counsel to American General Hospitality Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 900,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), by the Company, covered by the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued by the Company pursuant to the American General Hospitality Corporation 1996 Incentive Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1.   The Registration Statement;

          2. A specimen of the certificate representing the Common Stock, certified as of a recent date by the Secretary of the Company;

          3. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

American General Hospitality Corporation
July 12, 1996
Page 2



          4. The Bylaws of the Company, certified as of a recent date by its Secretary;

          5. Resolutions adopted by the Board of Directors of the Company relating to the approval of the Plan and the authorization of the issuance of the Shares pursuant to the Plan, certified as of a recent date by the Secretary of the Company;

          6. A certificate as of a recent date of the SDAT as to the good standing of the Company;

          7. A certificate executed by Kenneth E. Barr, Secretary of the Company, dated July 12, 1996;

          8. A copy of the Plan, certified as of a recent date by the Secretary of the Company; and

          9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights and (b) by general equitable principles, whether applied in law or in equity.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All

American General Hospitality Corporation
July 12, 1996
Page 3



signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or conduct of the parties or otherwise.

          5. The Shares have not been and will not be issued in violation of any restriction or limitation contained in Article V, Section 2 of the Charter.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Shares have been duly authorized for issuance under the Plan and, when issued and delivered against payment therefor and otherwise in the manner described in the Plan and in such authorization, will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof of or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for your benefit. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of

American General Hospitality Corporation
July 12, 1996
Page 4



our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                    Very truly yours,


                                    /s/ Ballard Spahr